Exhibit 4.1

EXPORT DEVELOPMENT CANADA

U.S.$[•]

[•]% UNITED STATES DOLLAR BONDS DUE [•], 20[•]

FISCAL AGENCY AGREEMENT

Dated as of [•], 20[•]

FISCAL AGENCY AGREEMENT dated as of [•], 20[•], between Export Development Canada (“EDC”) and Citibank, N.A. (“Citibank”), a national banking association authorized to do business in New York, as fiscal agent, transfer agent, registrar and principal paying agent.

1. Underwriting Agreement. EDC has entered into an Underwriting Agreement dated as of [•], 20[•] (the “Underwriting Agreement”) with the several underwriters listed on Schedule II thereto, providing for the issue and sale by EDC of U.S.$ [•] aggregate principal amount of [•]% United States Dollar Bonds due [•], 20[•] (the “Bonds”).

2. Appointment of Registrar; Paying Agents.

(a) EDC hereby appoints Citibank, at present having its principal office at 388 Greenwich Street, 14th floor, New York, New York, 10013, as fiscal agent, transfer agent, registrar and principal paying agent of EDC for the Bonds, upon the terms and conditions set forth herein. Citibank accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar and principal paying agent is hereinafter referred to as the “Registrar”.

(b) EDC may from time to time appoint one or more additional agents (hereinafter called a “Paying Agent” or the “Paying Agents”) for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as EDC may determine pursuant to a written paying agency agreement (a “Paying Agency Agreement”). EDC may at any time terminate the appointment of any Paying Agent, provided that if definitive bonds are issued and for so long as the Bonds are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such exchange so require, EDC will appoint and maintain a Paying Agent in Luxembourg. Upon the appointment of a Paying Agent in Luxembourg and in the event of a change in the Luxembourg Paying Agent, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. EDC will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by EDC (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

3. Form.

(a) The Bonds shall initially be issued in the form of [•] fully registered global certificates without coupons, in the principal amount of U.S.$500,000,000 each, and substantially in the form of Schedule “A” hereof (such registered global certificates and any registered global certificate issued upon any transfer or exchange thereof or in replacement therefor are hereinafter collectively referred to as the “Global Bond”). The Global Bond shall be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) and held by DTC or its custodian, as the case may be. Except in respect of the payment of Additional Amounts, as long as DTC or its nominee is the registered holder of the Global Bond it will be considered the sole owner and holder of the Bonds for all purposes hereunder and under the Global Bond. None of EDC, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records of DTC, CDS Clearing and Depository Services Inc., Euroclear Bank SA/NV, or Clearstream Banking S.A. relating to or payments made by such clearing systems on account of beneficial interests in the Global Bond. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bond will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered owners or holders thereof under this Agreement.

(b) All Bonds (including the Global Bond) shall be executed on behalf of EDC by the signature, either manually or by electronic reproduction or in facsimile, of any one of the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Executive Vice President and Chief Business Officer, the Senior Vice President, Global Risk Management and Chief Risk Officer, the Senior Vice President, Communications and Corporate Strategy, the Vice President and Treasurer, the Vice President and Corporate Controller and the Vice President, Risk Quantification. In the event that any officer of EDC who shall have signed or whose electronic or facsimile signature shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be such official of EDC.

4. Authentication. The Registrar shall, upon receipt of Bonds duly executed on behalf of EDC, together with a written order or orders from EDC to authenticate and deliver Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of EDC and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 of this Agreement. The total amount of the Bonds to be issued and outstanding at any time, whether in the form of a Global Bond or Bonds in definitive registered form, issued in exchange for the Global Bond, shall not exceed U.S.$[•] in aggregate principal amount, plus the aggregate principal amount of any additional bonds issued by EDC pursuant to any supplement hereto in accordance with Section 15 of this Agreement.

5. Registration, Transfers and Exchanges.

(a) The Registrar, as agent of EDC for such purpose, shall at all times keep at its principal offices in New York, New York, a register or registers (hereinafter the “Register” or “Registers”) for the registration of Bonds and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders of the Bonds and the particulars of the Bonds held by them. Subject to Section 6 hereof, upon surrender for registration of transfer of any Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds for a like aggregate principal amount. Subject to Section 6 hereof, upon surrender of any Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or new Bonds of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of the Bonds. EDC and the Registrar shall not be required to make any exchange of Bonds if as a result thereof, EDC would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(b) All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be dated the date of authentication, provided that such dating shall not affect any interest accrued and unpaid on the Bonds as at the date of transfer or exchange.

(c) All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar, which form shall be duly executed by the registered holder or its attorney-in-fact.

(d) The Registrar shall not impose any service charge on the registered holder on any such registration of transfer or exchange of Bonds; however EDC may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

(e) EDC, the Registrar and any Paying Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond, subject to the provisions of the Global Bond, whether or not such Bond be overdue, and none of EDC, the Registrar or any Paying Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to EDC, the Registrar and any Paying Agent for the amount so paid.

(f) The Registrar shall not be required to register any transfer or exchange of Bonds during the period from any Regular Record Date (as defined in the Bonds) to any Interest Payment Date (as defined in the Bonds) or Maturity Date (as defined in the Bonds) or from the close of business on the 15th calendar day preceding the date of early redemption (the “Redemption Record Date”) to the date of early redemption (the “Redemption Date”) and for the purposes of any interest payment made in accordance with Section 7(b) or (c) hereof, such payment shall be made to those persons in whose names the Bonds are registered on such Regular Record Date.

6. Special Provisions Relating to the Global Bond.

(a) Unless the Global Bond is presented by an authorized representative of DTC to EDC, the Registrar or its agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of a nominee of DTC as requested by such authorized representative and any payment is made to such nominee of DTC, any transfer, pledge or other use of the Global Bond for value or otherwise by or to any other person shall be wrongful inasmuch as the registered holders thereof have an interest therein.

(b) Except as provided in this subparagraph (b), Bonds will not be issued in definitive registered form. If at any time DTC notifies EDC that it is unwilling or unable to continue as depositary for the Global Bond or if at any time DTC ceases to be a recognized clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, EDC shall appoint a successor depositary with respect to the Global Bond. If a successor depositary for the Global Bond is not appointed by EDC within 90 days after EDC receives such notice or becomes aware of such ineligibility, EDC shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof and upon written order of EDC, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$5,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

(c) EDC may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bond. In such event EDC shall execute Bonds in definitive registered form, and the Registrar, upon receipt thereof and upon written order, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations of U.S.$5,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of the Global Bond as of the exchange date.

(d) Upon the exchange of the Global Bond for Bonds in definitive registered form, the Registrar shall cancel such Global Bond and shall reduce the holdings of Cede & Co., as nominee of DTC on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bond pursuant to this Section 6 shall be registered in such name or names as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or EDC. The Registrar shall deliver such Bonds in definitive registered form, at the expense of EDC, to or as directed by the persons in whose names such definitive registered Bonds are so registered and shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

(e) All Bonds in definitive registered form issued upon the exchange of the Global Bond shall be valid obligations of EDC, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bond surrendered upon such exchange.

(f) In the event definitive Bonds are issued and for so long as Bonds in definitive registered form are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such exchange require, EDC will appoint and maintain a transfer agent in Luxembourg and notice of such appointment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.

7. Payment.

(a) EDC will pay to the Registrar, in same day funds, in United States dollars, to an account to be specified by the Registrar, no later than 11:00 a.m. New York City time on the day on which the same shall become due (or the next following Business Day if such due date falls upon a day which is not a Business Day as defined below), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds, and EDC hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7, “Business Day” means a day on which banking institutions in The City of New York, The City of London (England) and The City of Toronto and at the applicable place of payment are not authorized or obligated by law or executive order to be closed.

(b) Payment of principal and interest on the Global Bond shall be made by the Registrar, using funds delivered by EDC pursuant to Section 7(a) above, to Cede & Co., as nominee of DTC in United States dollars in accordance with the regular procedures established from time to time by DTC and the Registrar.

(c) Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6(b) hereof shall be made in United States dollars at the office of the Registrar in The City of New York or at the office of any Paying Agent appointed by EDC for such purpose pursuant to this Agreement and any Paying Agency Agreement. Payment of interest due prior to or at maturity or on any date of early redemption will be made by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders. Subject to the receipt of funds specified in Section 7(a) above, the Registrar or any Paying Agent appointed by EDC for such purpose shall mail or otherwise deliver such cheques to the names and addresses of registered holders of Bonds sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the due date is reasonably assured.

(d) All monies paid to the Registrar under Section 7(a) of this Agreement shall be held in trust, but need not be segregated from other funds held by such Registrar or any Paying Agent except as required by law, for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to EDC without interest upon written request by EDC, and the registered holder of a Bond may thereafter look only to EDC for any payment to which such holder may be entitled.

(e) All monies paid to any Paying Agent for the payment of principal of or interest on any Bonds shall be held by it in a separate account in trust for the registered holders of such Bonds and shall be applied as set forth herein and in the Bonds.

(f) At least ten Business Days prior to the first date of payment of principal of or interest on Bonds if at such time any payment of principal of or any interest on such Bonds shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least ten such Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, EDC will furnish the Registrar or any Paying Agent, as applicable, with a certificate of an authorized officer instructing the Registrar or any Paying Agent, as applicable, whether such payment of principal of or any interest on such Bonds shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Registrar or any Paying Agent, as applicable, may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the rate of withholding and the amount, if any, required to be withheld or deducted on such payment to holders of such Bonds and EDC will pay or cause to be paid to the Registrar or any Paying Agent, as applicable, Additional Amounts, if any, required by the Bonds to be paid.

(g) If the Registrar or any Paying Agent pays (which it may in its sole discretion but shall not under any circumstances be obligated to do) out any amount due under the terms of the Bonds on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by EDC and such payment has in fact not been so made by EDC prior to the time the Registrar or any Paying Agent makes such payment, then EDC shall on demand reimburse the Registrar or any Paying Agent for the relevant amount, and pay interest to the Registrar or any Paying Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the cost (to the Registrar or any Paying Agent) of funding the amount paid out, as certified by the Registrar or any Paying Agent and expressed as a rate per annum.

8. Mutilated, Destroyed, Stolen or Lost Bond Certificates.

(a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to EDC. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to EDC in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by EDC of an indemnity satisfactory to it, EDC shall execute a new certificate of like tenor, and upon written instructions from EDC, the Registrar shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated the date of authentication, provided that such dating shall not affect any amount of interest accrued and unpaid on the Bonds as at the date of issuance of such replacement certificate. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

(b) Whenever any Bond, alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued, is presented to the Registrar or any Paying Agent for payment at maturity or redemption or for registration of transfer or exchange, the Registrar or the Paying Agent, as the case may be, shall immediately notify EDC in respect thereof and shall deal with such Bond only in accordance with EDC’s written instructions.

9. Maturity, Redemption and Purchases.

(a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by EDC, as provided below, the principal amount of the Bonds is due and payable on [•], 20[•].

(b) In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of EDC, as set forth in the Bonds, not less than 10 days and no more than 60 days prior to the date fixed for redemption, the Registrar shall cause to be delivered to the registered holders of the Bonds and published (if applicable), at the expense of EDC, in accordance with Section 19(b) hereof, on behalf of EDC a notice of redemption stating: (i) the date fixed for redemption; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

(c) EDC may, if not in default under the Bonds, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may upon written order by EDC cause the Registrar to cancel any Bonds so purchased.

(d) If EDC elects to purchase and has cancelled any Bonds when Bonds have been issued in the form of a Global Bond, it may require the Registrar to register such cancellation and to instruct DTC to reduce the outstanding aggregate principal amount of the applicable Global Bond in accordance with the regular procedures of DTC in effect at such time. In addition, upon EDC’s cancellation of any such Bonds, the maximum amount of the Bonds to be issued and outstanding at any time (as described in Section 4 hereof) shall be reduced by the principal amount of the Bonds so cancelled.

10. Cancellation and Destruction. All Bonds which are paid at maturity or upon early redemption, or surrendered for registration of transfer or exchange for other certificates, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the date of cancellation of Bonds under this Section or Section 8(a) or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a) hereof, furnish EDC with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds and shall furnish to EDC, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

11. Limit on Liability.

(a) In acting under this Agreement, the Registrar and any Paying Agent are acting solely as agents of EDC and do not assume any obligation or relationship of agency or trust for or with any of the holders of the Bonds, except that all funds held by the Registrar or any Paying Agent for payment of principal or interest (and any Additional Amounts) shall be held in trust for the registered holders of Bonds as provided in this Agreement but need not be segregated from other funds held by such Registrar or any Paying Agent except as required by law; provided that any such moneys remaining unclaimed at the end of two years after the date on which such principal, interest or Additional Amounts shall have become due and payable shall be repaid to EDC, as provided and in the manner set forth in the Bonds, whereupon the aforesaid trust shall terminate and all liability of such Registrar or any Paying Agent with respect to such moneys shall cease and the holder of such Bond will thereafter look only to EDC for payment.

(b) Rights and Liabilities of Registrar. The Registrar shall be protected and shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from EDC made or given by it and sent, delivered or directed to the Registrar under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by the duly authorized representatives of and certified as such by EDC.

(c) Right of Agent to Own Bonds. The Registrar and each Paying Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with EDC and may act on, or as depositary, trustee or agent for, any committee or body of holders of Bonds or other obligations of EDC as freely as if it were not the Registrar or a Paying Agent hereunder or they were not such officers, directors or employees.

(d) Certain Matters Affecting the Registrar and Paying Agent.

(i)    Each of the Registrar or any Paying Agent may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by it in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without gross negligence and in accordance with such advice or opinion.

(ii)    The recitals contained herein and in the Bonds (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Registrar) shall be taken as the statements of EDC, and the Registrar assumes no responsibility for the correctness of the same. Neither the Registrar nor any Paying Agent makes any representation as to the validity or sufficiency of this Agreement or the Bonds. Neither the Registrar nor any Paying Agent shall be accountable for the use or application by EDC of the proceeds of any Bonds authenticated and delivered by or on behalf of the Registrar or any Paying Agent in conformity with the provisions of this Agreement.

(iii)    The Registrar or any Paying Agent shall be obligated to perform such duties and only such duties as are herein and in the Bonds specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Bonds against the Registrar or any Paying Agent. Neither the Registrar nor any Paying Agent shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to EDC of such a decision not to take action.

(iv)    Except as otherwise specifically provided herein or in the Bonds, any order, certificate, notice, request, direction or other communication from EDC, made or given under any provision of this Agreement shall be sufficient if signed by an authorized officer of EDC. Each Registrar or any Paying Agent may as to the truth of the statements and the correctness of the opinions expressed therein, rely upon certificates or opinions furnished to such Registrar or any Paying Agent, as applicable, and conforming to the requirements of this Agreement. EDC will furnish the Registrar and any Paying Agent with a certificate as to the incumbency and specimen signatures of persons who are authorized officers upon the execution of any Bond. Until the Registrar or any Paying Agent receives a subsequent certificate from EDC, the Registrar or any Paying Agent shall be entitled to rely on the last such certificate delivered to them for purposes of determining the authorized officers.

(v)    Except as specifically provided herein or in the Bonds, neither the Registrar nor any Paying Agent shall have any duty or responsibility in case of any default by EDC in the performance of its obligations. Under no circumstances does the Registrar or any Paying Agent have any duty or responsibility to accelerate all or any of the Bonds or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon EDC.

(vi)    Nothing herein or in the Bonds shall obligate the Registrar or any Paying Agent to provide notice of any default by EDC in the performance of its obligations.

(vii)    Whether or not therein expressly so provided, every provision of this Agreement and each Bond relating to the conduct of or affording protection to the Registrar or any Paying Agent shall be subject to the provisions of this Section 11.

(viii)    Whenever in the administration of this Agreement or the Bonds the Registrar or any Paying Agent shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action under this Agreement or the Bonds, such evidence may in the absence of bad faith be established by a certificate from an authorized officer of EDC unless other evidence be herein specifically described.

(ix)    Neither the Registrar nor any Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Registrar or any Paying Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Registrar or such Paying Agent shall determine to make such further inquiry or investigation, EDC shall cooperate therewith to such extent as is reasonable under the circumstances.

(x)    Neither the Registrar nor any Paying Agent shall be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Bonds and no permissive power or authority available to the Registrar or any Paying Agent shall be construed as a duty.

(xi)    Neither the Registrar nor any Paying Agent shall be charged with knowledge of any default by EDC hereunder or under any of the Bonds unless the Registrar or such Paying Agent shall have received written notice thereof from EDC or the holder of a Bond.

(xii)    The Registrar shall, at the cost and expense of EDC, upon written directions of an authorized officer of EDC, invest specified amounts of funds held from time to time by the Registrar in specific lawful investments specified in such written directions provided the Registrar is able to make such investments. Gain or loss on all such investments are for the account of EDC and shall not otherwise affect the obligations of EDC under this Agreement. Investments shall mature no later than 9:00 a.m. (New York time) on the date funds are required to be used. Except as provided in this paragraph, the Registrar shall have no obligation to invest or pay interest on any funds held by it.

(xiii)    Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Registrar that the Registrar in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Registrar’s Secure website www.citigroup.net/informationsecurity/dataprotect.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

12. Expenses and Indemnity. In connection with the Registrar’s appointment and duties as Registrar, EDC will pay the Registrar compensation in an amount separately agreed upon by EDC and the Registrar. EDC will indemnify and hold harmless the Registrar and each Paying Agent (which shall include each of their officers, directors and employees when acting in their capacities as agents) against all claims, actions, demands, damages, costs

(including reasonable fees of counsel), expense, losses or liability which may be incurred by the Registrar or any Paying Agent by reason of, or in connection with, the Registrar’s or any Paying Agent’s appointment and duties as such including any duties pursuant to the terms and conditions herein or actions taken or omitted by any of them in reliance on any certificate furnished pursuant to Section 7(f) above, except as such result from any negligent act or omission, bad faith or willful misconduct of the Registrar or any Paying Agent or their respective directors, officers, employees or agents. In addition, EDC shall, pursuant to arrangements separately agreed upon by EDC and the Registrar, transfer to the Registrar, upon presentation of reasonable substantiating documentation satisfactory to EDC, amounts sufficient to reimburse the Registrar for certain out-of-pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of EDC under this paragraph shall survive payment of the Bonds, termination of this Agreement and resignation or removal of the Registrar.

13. Successor Registrar.

(a) EDC agrees that there shall at all times be a Registrar hereunder and that such registrar shall be a bank or trust company organized and doing business under the laws of Canada or any province or territory thereof or the United States or any state thereof, in good standing and authorized to perform the duties set out herein; provided that EDC may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without EDC’s prior written consent. Any corporation into which the Registrar hereunder may be amalgamated, merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

EDC reserves the right to appoint a new Registrar within 30 days of such amalgamation, merger, conversion or consolidation.

(b) Resignation. The Registrar may at any time resign by giving written notice to EDC of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless EDC shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. EDC may remove the Registrar at any time by giving 30 days written notice to the Registrar specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by EDC of a successor Registrar and acceptance of such appointment by such successor Registrar. Any Paying Agent may resign or may be removed at any time upon like notice, and EDC in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents.

If no successor Registrar has accepted such appointment as contemplated by Section 13(d) within 30 days, the resigning Registrar may petition a court of competent jurisdiction for the appointment of a successor Registrar.

(c) Bankruptcy or Insolvency of Registrar. The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

If no successor Registrar has accepted such appointment as contemplated by Section 13(d) within 30 days, the resigning Registrar may petition a court of competent jurisdiction for the appointment of a successor Registrar.

(d) Appointment of Successor. Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, EDC shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of EDC and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder.

(e) Payment of Certain Registrar’s Fees Upon Termination. If the Registrar resigns or ceases to act as EDC’s fiscal agent in respect of the Bonds pursuant to Section 13(b) or (c) of this Agreement, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as EDC’s fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 of this Agreement.

Upon resignation or removal, the Registrar shall be entitled to the payment by EDC of its compensation for the services rendered hereunder (pursuant to this Section 13(e)) and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including reasonable fees and expenses of counsel) after receipt of an itemized statement detailing such expenses.

14. Meetings of Holders of Bonds.

(a) The Registrar shall convene a meeting of the registered holders of the Bonds for any lawful purpose affecting their interests upon receipt of a written request of EDC or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding and upon being indemnified as to its reasonable satisfaction by EDC or the registered holders of Bonds signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, EDC or such registered holders of Bonds, as the case may be, may convene such meeting. Every such meeting shall be held in The City of New York or such other place as may be approved or determined by EDC.

(b) At least 21 days’ notice of any meeting shall be given to the registered holders of the Bonds in the manner provided pursuant to the terms and conditions of the Bonds and a copy thereof shall be sent by post to the Registrar unless the meeting has been called by the Registrar, and to EDC, unless the meeting has been called by EDC. Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

(c) A registered holder of Bonds may appoint any person by instrument in writing as the holder’s proxy in respect of a meeting of the holders of Bonds or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Bonds in respect of such meeting. All written notices to DTC of meetings shall contain a requirement that the registered holders of Bonds must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

(d) Some person, who need not be a registered holder of Bonds, nominated in writing by the Registrar shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Bonds present in person or by proxy shall choose some person present to be chairman, and, failing such choice, EDC may appoint a chairman.

(e) At a meeting of registered holders of Bonds, a quorum shall consist of one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding. If a quorum of the registered holders of Bonds shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Bonds, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a day on which banking institutions are not authorized or obliged by law or executive order to be closed in the place where the meeting is to take place in which case it shall stand adjourned until the next such day following thereafter) at the same time and place unless the chairman appoints some other place in The City of New York or some other day or time of which not less than seven days’ notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders of Bonds present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Bonds then outstanding.

(f) The chairman of any meeting at which a quorum of the registered holders of Bonds is present may, with the consent of the registered holder(s) of a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(g) Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairman or demanded by a show of hands by one or more registered holders of Bonds acting in person or by proxy and holding at least 2% in principal amount of the Bonds then outstanding, a poll shall be taken in such manner as the chairman shall direct.

(h) On a poll each registered holder of Bonds present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each U.S.$5,000 principal amount of Bonds of which the person shall then be the registered holder. A proxy need not be a holder of Bonds. In the case of Bonds held jointly, any one of the joint registered holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each U.S.$5,000 principal amount of Bonds of which they are joint registered holders.

(i) EDC and the Registrar, by their authorized representatives, officers and directors, and the financial and legal advisors of EDC and the Registrar may attend any meeting of the registered holders of Bonds but shall have no vote as such.

(j) Except as set forth in Section 18 hereof, the registered holders of the Bonds may modify or amend this Agreement and the Bonds by Extraordinary Resolution (as defined below). An Extraordinary Resolution in the form of a resolution duly passed at any such meeting shall be binding on all holders of Bonds, whether present or not, and an Extraordinary Resolution in the form of an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds in accordance with the definition below shall be binding on all holders of Bonds; however no such modification or amendment to this Agreement or the Bonds shall, without the consent of the registered holder of each such Bond affected thereby: (a) change the stated maturity of the principal of any Bond or change any interest payment date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Bond; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Bond; or (e) reduce the percentage of principal amount of Bonds necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined as a resolution passed at a meeting of registered holders of Bonds held in accordance with the provisions of this Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of the Bonds represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds.

(k) Minutes of all resolutions and proceedings at every meeting of registered holders of Bonds held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of EDC and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of the registered holders of Bonds, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

(l) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of Bonds shall be binding upon all the holders of Bonds, whether present at or absent from such meeting, and every instrument in writing signed by holders of Bonds in accordance with paragraph (j) of this Section 14 shall be binding upon all the holders of Bonds (whether or not a signatory). Subject to the provisions of its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution, unless the Registrar determines in good faith that such Extraordinary Resolution expands its role and responsibilities beyond the reasonable scope of its role and responsibilities contemplated prior to such Extraordinary Resolution.

(m) The Registrar, or EDC with the approval of the Registrar, may from time to time (subject to the Registrar and EDC agreeing on the payment of additional applicable fees) make and from time to time vary such regulations as it shall from time to time deem fit:

(i)    for the deposit of instruments appointing proxies at such place as the Registrar, EDC or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(ii)    for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to EDC or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds shall be the registered holders thereof or their duly appointed proxies.

15. Further Issues. EDC may from time to time, without notice to or the consent of the registered or beneficial holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds, subject to the terms and conditions of the relevant bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

16. Reports. The Registrar shall furnish to EDC such reports as may be reasonably requested by EDC relative to the Registrar’s performance under this Agreement. EDC may, during normal business hours, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.

17. Forwarding of Notice. If the Registrar shall receive any notice or demand addressed to EDC pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to EDC.

18. Amendments. This Agreement and the Bonds may be amended or supplemented by EDC and the Registrar, without notice to or the consent of the registered or beneficial holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 15 of this Agreement, or in any other manner which EDC may deem necessary or desirable and which, in the reasonable opinion of EDC, on the one hand, and the Registrar, on the other hand, shall not adversely affect the interests of the beneficial holders of the Bonds. In forming an opinion as to whether or not the holders’ rights are adversely affected, the Registrar shall be entitled to base such opinion solely in reliance on an opinion of counsel provided to it stating that the holders’ interests will not be adversely affected.

So long as the Bonds are listed on the Luxembourg Stock Exchange, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu.

Nothing in this Agreement shall require the Registrar to enter into an amendment without receiving an opinion of counsel (which opinion shall not be an expense of the Registrar), satisfactory to the Registrar that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) the amendment does not adversely affect in any material respect the interests of the beneficial holders of the Bonds.

19. Notices.

(a) Any communications from EDC to the Registrar with respect to this Agreement shall be in writing and addressed to Citibank, N.A., Agency & Trust, 388 Greenwich Street, 14th Floor, New York, New York, 10013, and any communications from the Registrar to EDC with respect to this Agreement shall be addressed to Export Development Canada, 150 Slater Street, Ottawa, Ontario K1A 1K3, Attention: Vice President and Treasurer, Fax No. (613-597-7904), (or such other address as shall be specified in writing by the Registrar or EDC, as the case may be) and shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation of receipt by telephone, to the foregoing addresses. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

(b) All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery, or in the case of mailing, on the second Business Day after such mailing.

20. Governing Law and Counterparts and Judgment Currency.

(a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b) This Agreement may be executed in any number of counterparts (including counterparts by electronic or facsimile signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder by EDC or the Registrar (either EDC or the Registrar, in such capacity, the “Debtor”) to the other (the “Creditor”) in one currency into another currency, EDC and the Registrar agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Creditor could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two business days (which shall be business days in New York and in such principal financial center) preceding the day on which final judgment is given.

(d) Notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement currency”), any such obligation of a Debtor may be discharged only to the extent that on the business day following receipt the Creditor (which shall be business days in New York, and the principal financial center of the country issuing the judgment currency), of any sum adjudged to be so due in the judgment currency, the Creditor may in accordance with normal banking procedures purchase the Agreement currency with the judgment currency; if the amount of the Agreement currency so purchased is less than the sum originally due in the Agreement currency (determined in the manner set forth in Section 20(c) above), the Debtor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Creditor against such loss, and if the amount of the Agreement currency so purchased exceeds the sum originally due to such Creditor agrees to remit to the Debtor such excess, provided that such Creditor shall have no obligation to remit any such excess as long as the Debtor shall have failed to pay such Creditor as applicable, any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of EDC hereunder in accordance with the terms of this Agreement.

21. Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

22. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

23. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to any holder of a Bond or the Registrar is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

CITIBANK, N.A.

By:
Name:
Title:

EXPORT DEVELOPMENT CANADA

By:
Name: [•]
Title: Vice President and Treasurer

Schedule “A”

Global Bond

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to EDC (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

SERIES:	[•]	CUSIP:	[•]
REGISTERED		ISIN:	[•]
NO.

EXPORT DEVELOPMENT CANADA

[•]% UNITED STATES DOLLAR BONDS DUE [•], 20[•]

Export Development Canada, a federal Crown corporation and an agent of Her Majesty in right of Canada (“EDC”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [•] United States Dollars (U.S.$[•]) (the “Principal Amount”) in lawful money of the United States of America on [•], 20[•] (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Global Bond and to pay interest thereon from and including [•], 20[•] at the rate of [•]% per annum together with Additional Amounts (as defined herein), if any, until the principal hereof is paid. Interest will be paid in two equal semi-annual installments in arrears on [•] and [•] in each year (each such date, and the initial interest payment date, an “Interest Payment Date”) until the Principal Amount hereof is paid.

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of EDC designated as its [•]% United States Dollar Bonds due [•], 20[•] (the “Bonds”), in aggregate principal amount of [•] United States Dollars (U.S.$ [•]). This Global Bond and all the rights of the registered holder hereof are expressly subject to a Fiscal Agency Agreement dated as of [•], 20[•] (the “Fiscal Agency Agreement” which term includes any agreement supplemental thereto), between EDC and Citibank, N.A. (“Citibank”), as fiscal agent, transfer agent, registrar and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of EDC, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract. The registered holder by acceptance of this Global Bond assents to and is deemed to have notice of the Fiscal Agency Agreement. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

Payment of the principal of and interest on this Global Bond constitutes a charge on and is payable out of the Consolidated Revenue Fund of Canada. This Global Bond constitutes a direct unconditional obligation of EDC and as such carries the full faith and credit of Canada and constitutes a direct unconditional obligation of and by Canada. The obligation of EDC under each Bond ranks equally with all of EDC’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Interest on this Global Bond will accrue from [•], 20[•] until the first Interest Payment Date and thereafter from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof has been paid or duly made available for payment. Interest on this Global Bond will cease to accrue on the date fixed for redemption (as described hereinafter) or repayment unless payment of principal is improperly withheld or refused. Any overdue principal or interest on this Global Bond shall bear interest at the rate of [•]% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and the principal payable on the maturity hereof will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at 5:00 p.m., New York City time, on [•] or [•] (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date or Maturity Date, as the case may be (each such day a “Regular Record Date”). Any such interest or principal, as the case may be, not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest or principal to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the relevant Interest Payment Date. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purpose only of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year may be determined by multiplying the nominal annual rate of interest by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and the denominator of which is 360.

In the event that the Maturity Date, any Redemption Date or any Interest Payment Date with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. For purposes hereof, “Business Day” means a day on which banking institutions in The City of New York, The City of London and The City of Toronto and at the applicable place of payment are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal on such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in The City of New York, or at the office of any Paying Agent appointed by EDC for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States, as at the time of payment, is legal tender for payment of public and private debts.

This Global Bond is not subject to any sinking fund and is not redeemable at the option of EDC, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to maturity.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, EDC (subject to its rights of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a) a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the holding or ownership as a non-resident of Canada of such Bond; or

(b) presented for payment more than 15 days after the Relevant Date (as defined below), except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days; for this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i) the date on which the payment in respect of such Bond becomes due and payable; or

(ii) if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received.

Unless previously redeemed for tax reasons, as provided below, or repurchased by EDC, the Principal Amount of this Global Bond is due and payable on [•], 20[•].

The Bonds may be redeemed at the option of EDC in whole, but not in part, at any time, on giving not less than 10 days’ and not more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, if (a) EDC has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after [•], 20[•], and (b) such obligation cannot be avoided by EDC taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which EDC would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the delivery or publication of any notice of redemption pursuant to this paragraph, EDC shall deliver to the Registrar a certificate signed by an officer of EDC stating that EDC is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of EDC so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in The City of New York a register (herein, the “Register”) for the registration and registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the aforesaid office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange therefor, a new Global Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at said office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of U.S.$5,000 and integral multiples thereof in an equal aggregate principal amount and having identical terms and conditions as this Global Bond except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges, but EDC may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or Maturity Date or during the period from the Redemption Record Date to the Redemption Date. Neither EDC nor the Registrar shall be required to make any exchange of Bonds if as a result thereof, EDC may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of EDC, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place, and rate, and in the coin or currency, herein prescribed.

EDC, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of EDC, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of EDC and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

EDC’s obligation to pay the Principal Amount of, and interest on, this Global Bond will cease if this Global Bond is not presented for payment within a period of two years, and a claim for interest is not made within two years, from the date on which such principal or interest, as the case may be, becomes due and payable.

EDC and the Registrar may at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by EDC and the Registrar, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which EDC may deem necessary or desirable and which in the reasonable opinion of EDC and the Registrar will not adversely affect the interests of the holders of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution in the form of a resolution duly passed at any such meeting shall be binding on all holders of Bonds, whether present or not and an Extraordinary Resolution in the form of an instrument in writing signed by holders of Bonds in accordance with the definition below shall be binding on all holders of Bonds; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and definitions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the stated maturity of any such Bond or change any interest payment date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with any respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2/3% of the principal amount of Bonds represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2/3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by EDC or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be mailed or delivered to such holders at their addresses indicated in records maintained by the Registrar and, as long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such delivery or publication, as the case may be, or in the case of mailing, on the second Business Day after such mailing.

Unless the certificate of authentication hereon has been executed by the Registrar by manual, electronic or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, EDC, pursuant to due authorization of law, has caused this Global Bond to be duly executed by its authorized representatives.

DATED: [•], 20[•]

EXPORT DEVELOPMENT CANADA

By:
Authorized Signing Officer
[•]
Vice President and Treasurer

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is the Bond of the series designated therein referred to in the within mentioned Fiscal Agency Agreement.

CITIBANK, N.A.

By:
Authorized Signatory